Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Cadre Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	1,750,000		$27.81	(1)	$48,667,500	(1)	0.0000927	$4,511.48	(1)
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	2,275,000	(2)	$27.81	(1)	63,267,750	(1)	0.0000927	$5,864.92	(1)(3)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A				N/A					N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A			N/A
	Total Fees Previously Paid										N/A
	Total Fee Offsets										N/A
	Net Fee Due										N/A

(1)	In accordance with Rule 457(c) of the Securities Act of 1933, as amended, the price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on June 6, 2022, as reported by the New York Stock Exchange.
(2)	Includes offering of any additional shares of common stock that the underwriters have the option to purchase.
(3)	The registrant previously paid this amount in connection with a prior filing of this registration statement.